The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer for this subscription will arrange to send you the prospectus if you request it by calling (617) 830-3031 x128.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated as of October 26, 2017, by and between VBI Vaccines Inc., a company incorporated under the laws of British Columbia, Canada (the “Company”), and each investor identified on the signature page hereto (each, including its successors and assigns, a “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Subscription and pursuant to the Company’s effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-217995), dated June 8, 2017 (as amended and/or supplemented from time to time, the “Registration Statement”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, common shares of the Company (the “Securities”) as more fully described in this Subscription.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. Subscription.

(a) The Investors, severally and not jointly, agree to buy, and the Company agrees to sell and issue to the Investors, up to an aggregate of $22,800,000 of Securities, with each Investor purchasing the Securities in the amount equal to such Investor’s subscription amount as set forth on the signature page hereto executed by such Investor (the “Subscription Amount”).

(b) The Securities have been registered on the Registration Statement. The Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”) and is effective on the date hereof. A final prospectus supplement is attached hereto as Exhibit A and will be delivered to each Investor as required by law.

(c) The completion of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, New York, New York 10112, or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on October 30, 2017, or such other date as agreed between the Company and the Investors. At the Closing, (i) each Investor shall pay the Subscription Amount by wire transfer of immediately available funds to the Company to such bank account or accounts as shall be designated by the Company, and (ii) the Company shall cause the Securities to be delivered to each Investor and shall provide the Investors with a certificate signed by a duly authorized officer confirming: (a) that the representations and warranties of the Company set forth in Section 2 are true and correct as of the Closing, (b) that the Company has completed, following the date hereof and inclusive of the Subscription Amount, financings for an aggregate amount of $55,000,000, (c) the absence of any material adverse change in the Company, its business, or prospects since the date of this Subscription and (d) the Company’s Board has appointed the Investors’ representative to the Board as set forth in Section 5 below.

2. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof to each Investor as follows:

(a) it has the full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder;

(b) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity;

(c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s articles or notice of articles, as amended to date, or any other organizational documents;

(d) the Securities, when issued and paid for in accordance with the terms of this Subscription, will be duly authorized, validly issued, fully paid and non-assessable; and

(e) the Registration Statement, at the time it became effective, did not contain, and as of the time hereof and as of the Closing, does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Representations, Warranties and Acknowledgments of the Investor.

(a) Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof to the Company as follows: (i) it has the full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Investor’s governing or organizational documents; (iv) the Investor has had full access to the prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials, if desired; (v) at the time the Investor was offered the Securities, it was, and at the date hereof it is, and on the date of the Closing it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended; (vi) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities; (vii) the Investor and the Investor’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, “Advisors”), have received and carefully reviewed this Subscription, the Company’s SEC filings and each of the transaction documents and all other documents requested by the Investor or its Advisors, if any, and understand the information contained therein, prior to the execution of this Subscription; (viii) the Investor and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Securities, the transaction documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of the Investor and its Advisors, if any; (ix) the Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription or the transactions contemplated hereby other than the Pontifax Warrants (as defined below); (x) the Investor is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only its own Advisors; (xi) the Investor is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make an investment in the Securities; (xii) except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (xiii) neither the Investor nor any group of investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Securities, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Company’s common shares (or securities convertible into or exercisable for common shares) or the voting power of the Company on a post-transaction basis.

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(b) Each Investor, for itself and for no other Investor, hereby also represents and warrants as of the date hereof to the Company that, other than the transactions contemplated hereunder, the Investor has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any transactions in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c) Each Investor is not, as of the date of this Agreement, and will not be, as of the closing date, a resident of any jurisdiction of Canada.

(d) Each Investor acknowledges and agrees that the issuance by the Company of the Securities (including the common shares underlying the Pontifax Warrants (as defined below)) will be conditional upon receipt of all necessary regulatory approvals, including those of the NASDAQ Capital Market and the Toronto Stock Exchange.

4. Covenant of the Investors

(a) Regarding Short Sales and Confidentiality. Each Investor hereby covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced by the Company through a press release and/or Current Report on Form 8-K. The Investor hereby covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction.

(b) Canadian Securities Law Compliance. Each Investor covenants and agrees that it (i) will not, during the period ending on the date that is four (4) months and one (1) day after the Closing, sell or otherwise effect a trade of any of the Securities (including the Pontifax Warrants (as defined below) and the common shares underlying the Pontifax Warrants) to any person known to be resident in any jurisdiction in Canada or any person known to be acquiring such securities for the benefit of another person resident in any jurisdiction in Canada, and (ii) will not sell the Securities (including the common shares underlying the Pontifax Warrants) through the facilities of the Toronto Stock Exchange, other than in a transaction made in compliance with the prospectus requirements of applicable Canadian securities laws or pursuant to a transaction that is otherwise made in reliance on an available exemption from the prospectus requirements of applicable Canadian securities laws.

5. Covenant of the Company Regarding Right to Nominate Director. Immediately upon the Closing, the Company shall cause its board of directors (the “Board”) to (i) increase the current Board by one member and elect to such newly created vacancy Ran Nussbaum, to serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the articles of the Company.

6. Pontifax Warrants. Upon Closing, the Company shall issue to Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively “Pontifax”) four year warrants to purchase 550,000 common shares at an exercise price of $3.34 per share (the “Pontifax Warrants”) in connection with the offering of Securities, in the form attached hereto as Exhibit B.

7. Miscellaneous.

(a) Each party shall pay the fees and expenses of its Advisors, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Subscription. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors. Notwithstanding the foregoing, upon consummation of this Subscription, the Company will reimburse Pontifax for its transaction related fees and expenses up to $100,000, which amount may be deducted from Pontifax’s Subscription Amount.

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(b) This Subscription constitutes the entire understanding and agreement among the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.

(c) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that the parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.

(d) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(e) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To an Investor: as set forth on each Investor’s signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(f) No provision of this Subscription may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VBI Vaccines Inc.

By:
Name:
Title:

Address for Notices:

VBI Vaccines Inc.
222 3rd Street, Suite 2241
Cambridge, MA 02142

[Company Signature Page to Subscription Agreement]

[Investor Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: _____________________________________________________________

Signature of Authorized Signatory of Investor: _______________________________________

Name of Authorized Signatory: _____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice) / DWAC Account Number:

Subscription Amount: _____________

Common Shares: _____________

EIN Number:

[Signature pages continue]

Exhibit A

Attached

Exhibit B

Attached

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Common Shares of

VBI VACCINES INC.

Dated as of [●], 2017 (the “Effective Date”)

WHEREAS, VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”) has entered into a subscription agreement of even date herewith (as amended and in effect from time to time, the “Subscription Agreement”) with the undersigned warrantholder (the “Warrantholder”).

WHEREAS, pursuant to the Subscription Agreement and as additional consideration to the Warrantholder for, among other things, its agreements in the Subscription Agreement, the Company has agreed to issue to the Warrantholder this Warrant Agreement, evidencing the right to purchase common shares of the Company (this “Warrant”, “Warrant Agreement”, or this “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON SHARES

(a) For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to the number of fully paid and non-assessable Common Shares (as defined below) equal to the Number of Shares (as defined below), at a purchase price per share equal to the Exercise Price (as defined below). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Charter” means the Company’s Articles, as may be amended and in effect from time to time.

“Common Shares” means the Company’s common shares, no par value per share, as presently constituted under the Charter, and any class and/or series of Company capital stock for or into which such common shares may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[•], subject to adjustment from time to time in accordance with the provisions of this Agreement.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity and in which the holders of a majority of the outstanding shares of capital stock of the Company immediately prior to such merger or consolidation do not hold a majority of the surviving entity or other entity immediately following such merger or consolidation, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price (subject to adjustment from time to time in accordance with the provisions of this Agreement) multiplied by the number of Common Shares as to which this Warrant is then exercised.

“Rule 144” means Rule 144 of the Securities Act, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

(b) Number of Shares. This Warrant shall be exercisable for [●] Common Shares, subject to adjustment from time to time in accordance with the provisions of this Agreement, subject to further adjustment thereafter from time to time in accordance with the provisions of this Agreement.

SECTION 2. TERM OF THE AGREEMENT

The term of this Agreement and the right to purchase Common Shares as granted herein shall commence on the Effective Date and, subject to Section 8(a), shall be exercisable for a period ending upon the fourth (4th) anniversary of the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in cash or certified check, and in no event later than three business (3) days thereafter, the Company shall, subject to the prior receipt of all necessary regulatory approvals, including those of the NASDAQ Capital Market and the Toronto Stock Exchange, cause its transfer agent to issue to the Warrantholder in book entry form the number of Common Shares purchased, and the Company shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases under this Agreement, if any.

Upon any partial exercise of this Warrant, the Company shall, upon the Warrantholder’s written request, promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

SECTION 4. RESERVATION OF SHARES

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights to purchase Common Shares as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS SHAREHOLDER

Without limitation of any provision hereof, Warrantholder agrees that this Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of any of the purchase rights set forth in this Agreement.

SECTION 7. WARRANTHOLDER REGISTRY

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(g). Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS

The Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time, as follows:

(a) Merger Event. In connection with a Merger Event, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive the consideration payable on or in respect of all Common Shares that are issuable hereunder as of immediately prior to the closing of such Merger Event less the Purchase Price for all such Common Shares (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to Warrantholder as and when it is paid to the holders of the outstanding Common Shares.

(b) Reclassification of Shares. Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Shares, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i)	pay a dividend with respect to the outstanding Common Shares payable in additional Common Shares, then the Exercise Price shall be adjusted, as of the record date applicable to such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution, and the number of Common Shares for which this Warrant is exercisable shall be proportionately increased; or

(ii)	make any other dividend or distribution on or with respect to Common Shares, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

(e) Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Shares, payable in shares, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Shares.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

(a) Reservation of Common Shares. The Company covenants and agrees that all Commnon Shares, if any, that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the term hereof the number of authorized but unissued Common Shares shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the Common Shares, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Securities Act, any filing required by applicable state securities law, which filings will be effective by the time required thereby and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state and provincial securities laws or by the by-laws and rules of the NASDAQ or the Toronto Stock Exchange in connection with the issuance of the Common Shares.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment in the Company.

(c) No Short Sales. Warrantholder has not at any time on or prior to the Effective Date engaged in any short sales or equivalent transactions in the Common Shares. Warrantholder agrees that at all times from and after the Effective Date and on or before the expiration or earlier termination of this Agreement, it shall not engage in any short sales or equivalent transactions in the Common Shares.

(d) Canadian Securities Laws. The Warrantholder covenants and agrees that it (i) will not, during the period ending on the date that is four (4) months and one (1) day after the Effective Date, sell or otherwise effect a trade of this Warrant or the underlying Common Shares to any person known to be resident in any jurisdiction in Canada or any person known to be acquiring such securities for the benefit of another person resident in any jurisdiction in Canada, and (ii) will not sell the Common Shares through the facilities of the Toronto Stock Exchange, other than in a transaction made in compliance with the prospectus requirements of applicable Canadian securities laws or pursuant to a transaction that is otherwise made in reliance on an available exemption from the prospectus requirements of applicable Canadian securities laws.

SECTION 11. TRANSFERS

Subject to Section 10(f) and compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed, with the prior written consent of the Company. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. Subject to the Company’s prior written consent, the transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”) and an opinion of counsel (which may be Company counsel) reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act or any applicable state securities laws, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION 12. MISCELLANEOUS.

(a) Successors and Assigns. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(f) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

With a copy to (which shall not constitute notice):

If to the Company:

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, Massachusetts 02142

Attention: Jeff Baxter

Facsimile: [_______]

Email: jbaxter@vbivaccines.com

With a copy to (which shall not constitute notice):

Haynes and Boone, LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Rick A. Werner, Esq.

E-mail: rick.werner@haynesboone.com

or to such other address as each party may designate for itself by like notice.

(g) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(h) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(j) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Warrantholder at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter during the term of this Agreement.

(k) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(l) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(m) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of New York, Borough of Manhattan. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in the State of New York, Borough of Manhattan; (b) waives any objection as to jurisdiction or venue in the State of New York, Borough of Manhattan; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(f), and shall be deemed effective and received as set forth in Section 12(f). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(n) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Agreement be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS AGREEMENT. This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(o) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF)), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(p) Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

(q) Legends. To the extent required by applicable laws, this Warrant and the Common Shares issuable hereunder (and the securities issuable, directly or indirectly, upon conversion of such Common Shares, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	VBI VACCINES INC.

By:
Name:
Title:

WARRANTHOLDER:	[●]

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT I

NOTICE OF EXERCISE

To: [  ]

(1)	The undersigned Warrantholder hereby elects to purchase _______ Common Shares of VBI Vaccines Inc., pursuant to the terms of the Agreement dated the _____ day of _____ , 2017 (the “Agreement”) between VBI Vaccines Inc. and the Warrantholder, and tenders herewith payment of the full Purchase Price in cash, together with all applicable transfer taxes, if any.

(2)	Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	[●]

By:
Name:
Title:

EXHIBIT II

1. ACKNOWLEDGMENT OF EXERCISE

The undersigned [  ], hereby acknowledge receipt of the “Notice of Exercise” from [●], to purchase [  ] Common Shares of VBI Vaccines Inc., pursuant to the terms of the Warrant, and further acknowledges that [  ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	VBI VACCINES INC.

By:
Name:
Title:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.